EXHIBIT 25.7

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE


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          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2)
                                                      ---


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                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                                   22-1147033
         (Jurisdiction of Incorporation or        (I.R.S. Employer
    Organization if not a U.S. National Bank)     Identification No.)

     101 NORTHSIDE PLAZA, ELKTON, MARYLAND             21921
 (Address of Principal Executive Offices)            (Zip Code)




                            -------------------------


                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                (Name of Obligor)

                 New Jersey                       22-1212800
        (State of Incorporation)                (I.R.S. Employer
                                                Identification No.)

          80 Park Plaza, Newark, New Jersey            07101
            (Address of Principal Executive Offices)   (Zip Code)

    Guarantee of PSE&G Capital Trust III      % Cumulative Quarterly Income
                                         -----
                         Preferred Securities, Series C
                         (Title of Indenture Securities)

                                     GENERAL
Item 1.  General information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject:

          Comptroller of the Currency, Washington, D.C.
          Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 3.  Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the trustee:


- -------------------------------------------------------------------------------
         Col. A.                                Col. B.
- -------------------------------------------------------------------------------
     Title of Class                        Amount Outstanding
- -------------------------------------------------------------------------------

     Not Applicable.

Item 4.  Trusteeship under Other Indentures:

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

     Not Applicable

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not Applicable

Item 6.  Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

- -------------------------------------------------------------------------------
Col. A         Col. B            Col. C                Col. D.
- -------------------------------------------------------------------------------

                                                  Percentage of Voting
                                                  securities represented
Name of        Title of           Amount owned    by amount given in
owner          class             beneficially          Col. C
- -------------------------------------------------------------------------------

     Not Applicable

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their
Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

- -------------------------------------------------------------------------------
   Col. A.           Col. B.         Col. C.               Col. D.
- -------------------------------------------------------------------------------
                                                        Percentage of
                                                      voting securities
                                                      represented by
 Name of                             Amount owned     amount given in
 owner            Title of Class     beneficially          Col. C.
- -------------------------------------------------------------------------------

     Not Applicable

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

- -------------------------------------------------------------------------------
 Col. A.        Col. B.             Col. C.                  Col. D.
- -------------------------------------------------------------------------------

             Whether the
            securities are   Amount owned beneficially  Percent of class
              voting or       or held as collateral     represented by
  Title       nonvoting      security for obligations   amount given in
 of Class    securities            in default                Col.C.
- -------------------------------------------------------------------------------

     Not Applicable

Item 9.  Securities of the Underwriters Owned or Held by the Trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

- -------------------------------------------------------------------------------
     Col. A.       Col. B.              Col. C.              Col. D.
- -------------------------------------------------------------------------------

                              Amount owned beneficially   Percent of class
    Name of                     or held as collateral      represented by
  issuer and       Amount     security for obligations     amount given in
title of class  outstanding     in default by Trustee           Col. C.
- -------------------------------------------------------------------------------


     Not applicable

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

- -------------------------------------------------------------------------------
  Col. A.        Col. B.            Col. C.                    Col. D.
- -------------------------------------------------------------------------------

                             Amount owned beneficially      Percent of Voting
  Name of                     or held as collateral             securities
 issuer and       Amount     security for obligations     represented by amount
title of class  outstanding   in default by Trustee         given in Col. C.
- -------------------------------------------------------------------------------


     Not Applicable

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

- -------------------------------------------------------------------------------
   Col. A.           Col. B.            Col. C.                 Col. D.
- -------------------------------------------------------------------------------

                              Amount owned beneficially      Percent of class
  Name of                        or held as collateral       represented by
issuer and          Amount      security for obligations     amount given in
title of class    outstanding   in default by Trustee            Col. C.
- -------------------------------------------------------------------------------


     Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

- -------------------------------------------------------------------------------
              Col. A.                 Col. B.                 Col. C.
- -------------------------------------------------------------------------------
       Nature of indebtedness     Amount outstanding         Date due
- -------------------------------------------------------------------------------


     Not  Applicable

Item 13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None

Item 14.  Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not Applicable

Item 15.  Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not Applicable

Item 16.  Lists of Exhibits.

     1*   -Copy of Articles of Association of the Trustee as now in effect.
     2    -No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
     3*   -Copy of the authorization of the Trustee to exercise corporate trust powers.
     4*   -Copy of the existing By-Laws of the Trustee, as now in effect.
     5    -Not applicable.
     6*   -The consent of the Trustee required by Section 321 (b) of the Act.
     7    -A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
     8    -Not Applicable
     9    -Not Applicable

- -------------------------

*Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 22-13279).

     In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark, and State of New Jersey, on the 23rd day of April, 1996.


                                             First Union National Bank

                                             (Trustee)




(CORPORATE SEAL)
                                             By:      Melissa  Matthews
                                                --------------------------------
                                                       Vice President

                                   EXHIBIT T-7
                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association , at the close of business on December 29, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

STATEMENT OF RESOURCES AND LIABILITIES

                                     ASSETS
                         Thousand of Dollars
                         -------------------

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.........          1,876,439
  Interest-bearing balances..................................             35,650
Securities...................................................          /////////
  Hold-to-maturity securities................................            672,202
  Available-for-sale securities..............................          4,786,380
Federal funds sold and securities purchased under agreements          //////////
     to resell in domestic offices of the bank and of it              //////////
     Edge and Agreement subsidiaries, and in IBFs:                    //////////
     Federal funds sold.....................................              30,000
     Securities purchased under agreements to resell........             369,072
Loans and lease financing receivables:
     Loan and leases, net of unearned income......                    23,027,860
     LESS: Allowance for loan and lease losses.......                    469,305
     LESS: Allocated transfer risk reserve.................                    0
     Loans and leases, net of unearned income, allowance, and
     reserve.................................................         22,558,555
Assets held in trading accounts...............................            76,675
Premises and fixed assets (including capitalized leases)......           374,903
Other real estate owned.......................................           104,196
Investment in unconsolidated subsidiaries and associated              //////////
companies.....................................................            19,166
Customer's liability to this bank on acceptances outstanding...          134,499
Intangible assets.............................................           785,891
Other assets..................................................           863,227
Total assets..................................................        32,686,855

                                   LIABILITIES
Deposits:
     In domestic offices.....................................         24,886,995
       Noninterest-bearing...................................          4,687,403
       Interest-bearing......................................         20,199,592
     In foreign offices, Edge and Agreement subsidiaries,
     and IBFs................................................          1,304,436
       Noninterest-bearing...................................                207
       Interest-bearing......................................            960,051
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its

     Edge and Agreement subsidiaries, and IBFs
     Federal fund purchased..................................          1,304,436
     Securities sold under agreements to repurchase..........            882,846
Demand notes issued to the U.S. Treasury......................            97,451
Trading liabilities...........................................                 0
Other borrowed money:.........................................         /////////
     With original maturity of one year or less..............            252,296
     With original maturity of more than one year............              1,602
Mortgage indebtedness and obligations under capitalized leases            17,369
Bank's liability on acceptances executed and outstanding.....            134,499
Subordinated notes and debentures............................            175,000
Other liabilities............................................            934,256
Total liabilities............................................         29,647,008
Limited-life preferred stock and related surplus.............                  0

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus.................           160,540
Common Stock..................................................           452,156
Surplus.......................................................         1,300,080
Undivided profits and capital reserves........................         1,127,557
Net unrealized holding gains (losses) on available-for-sale            /////////
 securities...................................................            ( 486)
Cumulative foreign currency translation adjustments...........                 0
Total equity capital..........................................         3,039,847
Total liabilities, limited-life preferred stock and equity....        //////////
  capital.....................................................        32,686,855